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                                                                     Exhibit 13

                               POWER OF ATTORNEY

                                WITH RESPECT TO
                 ALLSTATE LIFE OF NEW YORK SEPARATE ACCOUNT A
                                 (REGISTRANT)
                                      AND

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                  (DEPOSITOR)

The undersigned director of Allstate Life Insurance Company of New York constitutes and appoints James E. Hohmann and John C. Pintozzi and each of them (with full power to each of them to act alone) as her true and lawful attorney-in-fact and agent, for her in any and all capacities, to sign this Form N-4 registration statement of Allstate Life Insurance Company of New York Separate Account A, as registrant, and Allstate Life Insurance Company of New York, as depositor, and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable. I hereby ratify and confirm each and every act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. My subsequent disability or incapacity shall not affect this Power of Attorney.

September 12, 2008

/s/ SUSAN L. LEES
--------------------------------------------------
Susan L. Lees
Director, Senior Vice President, General Counsel
and Secretary